Exhibit 99.1

Escala Group Announces Criminal Allegations by Spanish Authorities Against
               Former Company Executives Based in Spain


    NEW YORK--(BUSINESS WIRE)--Feb. 5, 2007--Escala Group, Inc. (Pink Sheets:ESCL) today announced that, as part of the investigation in Spain into alleged criminal activity in connection with the operations of Afinsa Bienes Tangibles, S.A. ("Afinsa"), the Company's majority shareholder and formerly its major customer, Spanish public prosecutors have now made allegations of wrongdoing against ten other individuals, including two former officers of the Company based in Spain.

    Esteban Perez, formerly the Chief Corporate Strategy Officer of the Company and formerly Chairman of its Board of Directors, and Ramon Egurbide, formerly the President of the Company's European operations, are alleged to have participated in activities that violated various provisions of Spanish criminal law. Under a ruling made by the Spanish Investigative Court (Juzgado Central de Instruccion de la Audiencia Nacional) on February 2, 2007, the claims will now be the subject of an investigation by the Investigative Court.

    The Company understands that, under Spanish law, after the end of the investigative stage, the Investigative Court will determine whether there are grounds to continue to a trial or whether the proceedings should be dismissed.

    Mr. Perez was Chief Corporate Strategy Officer of the Company until June 30, 2006, and thereafter continued as an employee until the Company terminated his employment, effective February 1, 2007. Mr. Perez also resigned as a director of the Company as of February 1, 2007.

    Mr. Egurbide's employment with the Company terminated as of June 30, 2006, after which he continued as a consultant to the Company until February 2, 2007, when the Company terminated the consulting arrangement. The Company is taking steps to remove Mr. Egurbide from all positions with the Company's European subsidiaries, including Central de Compras Coleccionables, S.L. ("CdC"), which formerly supplied philatelic material to Afinsa. On February 1, 2007, the Company appointed George Lumby and Antonio Arenas, members of the Company's Board of Directors who were recommended to the Company by the trustees of Afinsa in its bankruptcy proceedings (who themselves were appointed by a Spanish court), as the new co-administrators of CdC.

    With the departure of Mr. Perez, there are no longer any persons serving as directors or executive officers of the Company who had been associated with Afinsa prior to the judicial intervention on May 9, 2006.

    The Company also announced that it has withdrawn its appeal of the decision by the NASDAQ Listing Panel to de-list the Company's securities from trading on the NASDAQ Global Market. The Company will continue to explore options for the listing of its common stock on a securities exchange, including a possible application to re-list its securities on NASDAQ.

    About Escala Group, Inc.

    Escala Group is a consolidated global collectibles network. The Company is a leading auctioneer of stamps, coins, arms, armor and militaria, and other memorabilia, targeting both collectors and dealers. Escala is also a merchant/dealer of certain collectibles and trader of precious metals. The Company's collectibles offerings span the modest to ultra high-end price spectrum. Escala conducts its operations in two business segments: collectibles and trading.

    Escala's Group Companies focused on philately are Greg Manning Auctions, Ivy & Manning Philatelic Auctions, H.R. Harmer, and Nutmeg Stamp Sales, all of North America; Corinphila Auktionen of Zurich, Switzerland and the Kohler group of auction companies of Berlin and Wiesbaden, Germany from our European division; and John Bull Stamp Auctions, Ltd, the oldest philatelic auction house in Hong Kong in our Asia division. Escala's Group Companies in its numismatics division include Teletrade, Bowers and Merena Auctions, North American Certified Trading, and Spectrum Numismatics International, one of the largest wholesalers of rare coins in the U.S. Greg Martin Auctions is in the Company's art and antiques division.

    The trading activities of Escala Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace.

    SAFE HARBOR STATEMENT

    Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in Escala Group's filings with the Securities and Exchange Commission, including Escala Group's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that Escala Group has filed with the Commission. In particular, any statement related to Escala Group's expected revenues or earnings or Escala Group's being well positioned for future profitability and growth are forward-looking statements.

    The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward- looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

    CONTACT: Escala Group:
             Matthew Walsh, 212-421-9400
             mwalsh@escalgroup.com